As filed with the Securities and Exchange Commission on June 4, 2003.

Registration No. 333 -

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

GOLDEN STAR RESOURCES LTD.

(Exact name of registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation or organization)	98-0101955 (I.R.S. Employer Identification No.)

10579 Bradford Road, Suite 103, Littleton, CO (Address of Principal Executive Offices)	80127-4247 (Zip Code)

AMENDED AND RESTATED 1997 STOCK OPTION PLAN
(Full title of the plan)

Allan J. Marter	With a copy to:
Chief Financial Officer 10579 Bradford Road, Suite 103 Littleton, Colorado 80127-4247	Deborah J. Friedman Davis Graham & Stubbs LLP 1550 17th Street, Suite 500 Denver, Colorado 80202
(Name and address of agent for service)

(303) 830-9000	(303) 892-9400
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		maximum	maximum
securities	Amount	offering	aggregate	Amount of
to be	to be	price	offering	registration
registered	registered	per share	price	fee

Common Shares (without par value)	9,000,000 (1)	$2.02 (2)	$18,180,000 (2)	$1,471

Notes:

(1)  Amount to be registered consists of Common Shares to be issued pursuant to the Amended and Restated 1997 Stock Option Plan.

(2)  Pursuant to Rule 457(h)(1), the price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Shares on May 28, 2003 as quoted on the American Stock Exchange.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     Golden Star Resources Ltd., a Canadian corporation (the “Company” or “Golden Star”), hereby states that the following documents filed with the Securities and Exchange Commission (the “Commission”) are hereby incorporated or deemed to be incorporated in this Registration Statement by reference as of their date of filing with the Commission:

     (a)  The Company’s Annual Report on Form 10-K for the year ended December 31, 2002;

     (b)  The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003;

     (c)  The Company’s Current Reports on Form 8-K, filed on January 23, 2003, February 7, 2003, February 11, 2003, February 14, 2003 and May 6, 2003; and

     (d)  The Company Registration Statement on Form 8-A filed June 18, 2002, which contains a description of the Company’s capital stock.

     All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered under the Registration Statement have been sold, or deregistering all securities then remaining unsold, are also incorporated herein by reference and shall be a part hereof from the date of the filing of such documents.

     Any statement contained in a document incorporated by, or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 124 of the Canada Business Corporations Act (“CBCA”) provides for the indemnification of the Company’s directors and officers. Under these provisions, the Company may indemnify a director or officer of Golden Star, a former director or officer of Golden Star or another individual who acts or acted at the Company’s request as a director or officer, or an individual acting in a similar capacity, of another entity (the “individual”) against all costs, charges, and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved by reason of their association with the Company or other entity, if he fulfills the following two conditions:

a.	acted honestly and in good faith with a view to the best interests of the Company, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Company’s request; and

b.	in the case of criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

     The Company may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to above. The individual shall repay the monies if the individual does not fulfill the conditions of sections (a) and (b) above.

     With the approval of a court, the Company may indemnify an individual, or advance monies, in respect of an action by or on behalf of the Company or by or on behalf of another entity to procure a judgment in its favor, to which the individual is made a party because of the individual’s association with Golden Star or other entity against all costs, charges and expenses reasonably incurred by the individual in connection with such action if the individual fulfills the conditions in sections (a) and (b) above.

     Notwithstanding the foregoing, an individual referred to above is entitled to indemnification from the Company in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with Golden Star or other entity, if the individual seeking indemnity:

a.	was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

b.	fulfills the conditions set out in sections (a) and (b) referred to above.

     Effective November 24, 2001, the provisions of the CBCA relating to the indemnification of officers, directors and others were significantly amended. The Company’s bylaws were amended and restated to reflect the changes to the CBCA. In addition, the Company’s bylaws provide that the Company also shall indemnify any such person in such other circumstance as the CBCA or law permits or requires. The Company has entered into agreements with its directors and officers indemnifying such directors and officers to the extent permitted by the CBCA and its bylaws.

     The Company maintains a directors’ and officers’ liability insurance policy which insures directors and officers for losses as a result of claims based upon their acts or omissions as directors and officers of Golden Star, including liabilities arising under the Securities Act of 1933 (the “Securities Act”), and also reimburses the Company for payments made pursuant to the indemnity provisions under the CBCA.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.  EXHIBITS

Exhibit No.	Description

4.1	Incorporating Documents of the Company, including: Articles of Arrangement dated May 14, 1992, with Plan of Arrangement attached, with Certificate of Amendment with respect thereto dated May 15, 1992; Certificate of Amendment dated May 15, 1992, with Articles of Amendment; Certificate of Amendment dated March 26, 1993, with Articles of Amendment; Articles of Arrangement dated March 7, 1995, with Plan of Arrangement attached, with Certificate of Amendment with respect thereto dated March 14, 1995; Certificate of Amendment dated July 29, 1996, with Articles of Amendment; and Certificate of Amendment dated July 10, 2002, with Articles of Amendment (all incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on January 23, 2003)

4.2	Bylaws of the Company, including: Bylaw Number One, amended and restated as of April 3, 2002 (2); Bylaw Number Two, effective May 15, 1992 (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K filed on January 23, 2003); and Bylaw Number Three, effective May 15, 1992 (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K filed on January 23, 2003)

4.3	Rights Agreement dated as of April 24, 1996, between the Company and the R-M Trust Company as Rights Agent (incorporated by reference to Exhibit 4.3 to the Company’s Form 8-K filed on January 23, 2003); Amendment to Rights Agreement between the Company and CIBC Mellon Trust Company (formerly, the R-M Trust Company) dated as of June 30, 1999 (incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q for the period ended June 30, 1999)

4.4	Form of Specimen Certificate for Common Shares (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3/A (Reg. No. 333-91666), filed on July 15, 2002)

4.5	Amended and Restated 1997 Stock Option Plan (incorporated by reference to

Exhibit No.	Description

Exhibit 10.2 to the Company’s Form 8-K filed on January 23, 2003)

5.1	Opinion of Field LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Field LLP (included in Exhibit 5.1)

23.3	Consent of Associated Mining Consultants Ltd.

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Littleton, State of Colorado, on the 29th day of May, 2003.

GOLDEN STAR RESOURCES LTD.

By:	/s/ PETER J. BRADFORD
Peter J. Bradford President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on May 29, 2003.

Signature	Title

/s/ ROBERT R. STONE
Robert R. Stone	Chairman of the Board of Directors

/s/ PETER J. BRADFORD
Peter J. Bradford	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ DAVID K. FAGIN
David K. Fagin	Director

/s/ IAN MACGREGOR
Ian MacGregor	Director

/s/ JAMES E. ASKEW
James E. Askew	Director

/s/ ALLAN J. MARTER
Allan J. Marter	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

4.1	Incorporating Documents of the Company, including: Articles of Arrangement dated May 14, 1992, with Plan of Arrangement attached, with Certificate of Amendment with respect thereto dated May 15, 1992; Certificate of Amendment dated May 15, 1992, with Articles of Amendment; Certificate of Amendment dated March 26, 1993, with Articles of Amendment; Articles of Arrangement dated March 7, 1995, with Plan of Arrangement attached, with Certificate of Amendment with respect thereto dated March 14, 1995; Certificate of Amendment dated July 29, 1996, with Articles of Amendment; and Certificate of Amendment dated July 10, 2002, with Articles of Amendment (all incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on January 23, 2003)

4.2	Bylaws of the Company, including: Bylaw Number One, amended and restated as of April 3, 2002 (2); Bylaw Number Two, effective May 15, 1992 (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K filed on January 23, 2003); and Bylaw Number Three, effective May 15, 1992 (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K filed on January 23, 2003)

4.3	Rights Agreement dated as of April 24, 1996, between the Company and the R-M Trust Company as Rights Agent (incorporated by reference to Exhibit 4.3 to the Company’s Form 8-K filed on January 23, 2003); Amendment to Rights Agreement between the Company and CIBC Mellon Trust Company (formerly, the R-M Trust Company) dated as of June 30, 1999 (incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q for the period ended June 30, 1999)

4.4	Form of Specimen Certificate for Common Shares (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3/A (Reg. No. 333-91666), filed on July 15, 2002)

4.5	Amended and Restated 1997 Stock Option Plan (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed on January 23, 2003)

5.1	Opinion of Field LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Field LLP (included in Exhibit 5.1)

23.3	Consent of Associated Mining Consultants Ltd.